INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 12 to the Registration Statement No. 33-57430 of American Century Premium
Reserves, Inc. on Form N-1A of our reports dated May 11, 2001, appearing in the respective Annual Reports of the three funds comprising American Century Premium
Reserves, Inc. for the year ended March 31, 2001, and to the reference to us under the caption "Financial Highlights" in the Prospectuses, which is part of such Registration Statement.

/*/Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
July 25, 2001